UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004

(Address of principal executive offices) (Zip Code)

(928) 779-4143

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2017, SenesTech, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as sole book-runner, and Craig-Hallum Capital Group, as co-manager (the “Underwriters”), relating to a firm commitment underwritten public offering (the “Offering”) of 5,400,000 shares of common stock and warrants to purchase 4,050,000 shares of common stock (the “Securities”). The Securities will be sold at a price equal to $1.00 per share of common stock, including the warrant. The warrants will have an exercise price of $1.50 per share, are exercisable immediately and will expire five years from the date of issuance.

The Company granted the Underwriters a 30-day option to purchase up to an additional 810,000 shares of common stock and warrants to purchase 607,500 shares of common stock to cover over-allotments, if any. The Securities are being offered pursuant to a registration statement on Form S-1 (File No. 333-221433) which became effective on November 16, 2017, and any related prospectus or prospectus supplement.

Pursuant to the Underwriting Agreement, the Company will pay the Underwriters a commission equal to 7.0% of the gross proceeds of the offering, an advisory fee equal to 1.0% of the gross proceeds of the offering and will also issue the Underwriters a warrant (the “Underwriters’ Warrant”) to purchase an aggregate of 540,000 shares of common stock, with an exercise price of $1.50 per share, which is equal to 150% of the public offering price per share of common stock and warrant. The Underwriters’ Warrant will be exercisable at any time, and from time to time, in whole or in part, during the five year period commencing on the effective date of this offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to Exhibit 1.1. The prospectus relating to the offering will be filed with the Securities and Exchange Commission. Copies of the form of Underwriters’ Warrant and the form of Warrant are filed hereto as Exhibit 4.1 and Exhibit 4.2, respectively. The foregoing descriptions of the Underwriter’s Warrant and Warrant are not complete, and are qualified in their entirety by reference to Exhibit 4.1 and Exhibit 4.2, respectively.

Item 8.01	Other Events.

On November 17, 2017, the Company issued a press release announcing the pricing of the public offering of common stock and warrants to purchase common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 17, 2017 between SenesTech, Inc., Roth Capital Partners and Craig-Hallum Capital Group
4.1	Form of Underwriters’ Warrant
4.2	Form of Warrant to Purchase Shares of Common Stock
99.1	Press Release, dated November 17, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017

SENESTECH, INC.
By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer